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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 3, 1996, relating to the financial statements of Aspect Medical Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information."

/s/ PRICE WATERHOUSE LLP

Boston, Massachusetts
June 24, 1998